Exhibit 5.1

March 24, 2006

GelStat Corporation
1650 West 82nd Street, Suite 1200
Bloomington, Minnesota 55431

Re: 175,000 Shares of Common Stock, par value $.01 per share, and related rights to purchase Common Stock issued pursuant to the Consulting Agreement (the "Agreement")

Ladies and Gentlemen:

We have served as legal counsel to GelStat Corporation, a Minnesota corporation (the "Company") in connection with the proposed issuance of the Common Stock and related Common Stock referred to above (collectively, the "Shares"), to be issued pursuant to the Agreement. The Shares are the subject of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which this opinion, with our consent, is attached as an exhibit.

We have examined all records, instruments, and documents which we have deemed necessary to examine for the purposes of this opinion, including the registration statements on Form S-8, as amended, relating to the predecessors to the Agreement previously filed by the Company pursuant to the Securities Act.

Based upon the foregoing and upon our general familiarity with the Company and its properties and affairs, we are of the opinion that:

1) The Company is a duly organized and validly existing corporation under the laws of the State of Minnesota and is legally qualified and authorized to operate and conduct business in the State of Minnesota.

2) When, as and if the Registration Statement becomes effective pursuant to the provisions of the Securities Act and the Shares have been duly issued and delivered, and the consideration for the Shares has been duly received by the Company, all in the manner contemplated by said Registration Statement, the Shares will be legally issued, fully paid and nonassessable shares of stock and rights to purchase shares of stock of the Company.

We hereby consent to the incorporation of this opinion into the Registration Statement.

Respectfully submitted,

MESSERLI & KRAMER
A Professional Association


/s/ Janna R. Severance
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Janna R. Severance